                                  Exhibit 99.2

SUNTERRA CORPORATION AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION SINCE MAY 31, 2000)

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
Years Ended December 31, 2001 and 2000
(In thousands, except share and per share amounts)
--------------------------------------------------------------------------------


                                                                                        2001               2000
Revenues:
   Vacation Interest sales ....................................................    $   166,315        $   187,199
   Vacation Interest lease revenue ............................................         10,913              6,523
   Club Sunterra membership fees ..............................................          6,823              7,019
   Resort rental income .......................................................         12,282             13,457
   Management fees ............................................................         20,966             20,006
   Interest income ............................................................         30,501             26,506
   Other income ...............................................................         24,647             27,403
                                                                                   -----------        -----------

         Total revenues .......................................................        272,447            288,113
                                                                                   -----------        -----------

Costs and Operating Expenses:
   Vacation Interests cost of sales ...........................................         34,275             85,319
   Advertising, sales and marketing ...........................................        104,273            150,742
   Maintenance fees and subsidy expense .......................................         14,075             16,668
   Provision for doubtful accounts and loan losses ............................         15,843             33,973
   Loan portfolio expenses ....................................................         11,037              8,404
   General and administrative .................................................         76,076            117,183
   Depreciation and amortization ..............................................         18,428             27,517
   Reorganization expenses ....................................................         50,350             77,988
   Restructuring expenses .....................................................              -              6,040
   Impairment write-down of assets ............................................              -             37,430
   Loss on abandonment of property and equipment ..............................              -                959
   Impairment loss on retained interests in mortgages receivable sold .........              -             30,015
                                                                                   -----------        -----------

         Total costs and operating expenses ...................................        324,357            592,238
                                                                                   -----------        -----------

         Loss from operations .................................................        (51,910)          (304,125)
                                                                                   -----------        -----------

Interest expense (contractual interest of $61,252 and $68,043, net of unaccrued interest of $40,400 and $23,500 and capitalized interest of $375
   and $1,795, respectively) ..................................................        (20,477)           (42,748)
Other income (expenses) .......................................................            184            (12,291)
Income on investments in joint ventures .......................................          3,381              2,727
                                                                                   -----------        -----------

Loss before provision for income taxes and cumulative effect of change in
   accounting principle .......................................................        (68,822)          (356,437)
Provision for income taxes ....................................................          2,717                522
                                                                                   -----------        -----------

Loss before cumulative effect of change in accounting principle ...............        (71,539)          (356,959)
Cumulative effect of change in accounting principle, net                                     -            (18,761)
                                                                                   -----------        -----------

Net loss ......................................................................    $   (71,539)       $  (375,720)
                                                                                   ===========        ===========

Loss per share:
Basic and diluted .............................................................    $     (1.99)       $    (10.43)
Weighted average number of common shares outstanding ..........................         36,025             36,009

INFORMATION CONTAINED HEREIN MUST BE READ IN CONJUNCTION WITH THE NOTES TO THE FINANCIAL INFORMATION, THE DISCLOSURE STATEMENT AND PLAN OF REORGANIZATION.

SUNTERRA CORPORATION AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION SINCE MAY 31, 2000)

CONSOLIDATED BALANCE SHEETS - UNAUDITED
December 31, 2001 and 2000
(In thousands, except share and per share amounts)
--------------------------------------------------------------------------------

ASSETS                                                                                           2001              2000
Cash and cash equivalents .................................................................     $  27,207        $  21,062
Cash in escrow and restricted cash ........................................................        99,354           64,060
Mortgages and contracts receivable, net of allowances of $36,206 and
   $37,326 at December 31, 2001 and 2000, respectively ....................................       176,036          188,207
Retained interests in mortgages receivable sold ...........................................        15,974           12,902
Due from related parties ..................................................................         9,902           11,283
Other receivables, net ....................................................................        13,013           28,360
Prepaid expenses and other assets .........................................................        18,747           21,431
Assets held for sale ......................................................................        11,324           49,047
Investments in joint ventures .............................................................        19,698           18,862
Real estate and development costs, net ....................................................       180,087          220,113
Property and equipment, net ...............................................................        67,431           72,354
Intangible and other assets, net ..........................................................        24,718           27,429
                                                                                                ---------        ---------

         Total assets .....................................................................     $ 663,491        $ 735,110
                                                                                                =========        =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Borrowings under debtor-in-possession financing agreement .................................     $  68,311        $  44,750
Accounts payable ..........................................................................        16,695           16,751
Accrued liabilities .......................................................................        86,939           88,606
Deferred revenue ..........................................................................        86,134           86,337
Deferred taxes ............................................................................           291            1,634
Notes payable .............................................................................        28,005           44,592
Liabilities subject to compromise .........................................................       712,866          715,547
                                                                                                ---------        ---------

         Total liabilities ................................................................       999,241          998,217
                                                                                                ---------        ---------
Commitments and contingencies

Stockholders' deficiency:
   Preferred stock (25,000,000 shares authorized; none issued or outstanding) .............             -                -
   Common stock ($0.01 par value, 50,000,000 shares authorized; 36,025,486 shares
     issued and outstanding at December 31, 2001 and 2000) ................................           360              360
   Additional paid-in-capital .............................................................       164,607          164,607
   Accumulated deficit ....................................................................      (491,281)        (419,742)
   Accumulated other comprehensive loss ...................................................        (9,436)          (8,332)
                                                                                                ---------        ---------

         Total stockholders' deficiency ...................................................      (335,750)        (263,107)
                                                                                                ---------        ---------

         Total liabilities and stockholders' deficiency ...................................     $ 663,491        $ 735,110
                                                                                                =========        =========

INFORMATION CONTAINED HEREIN MUST BE READ IN CONJUNCTION WITH THE NOTES TO THE FINANCIAL INFORMATION, THE DISCLOSURE STATEMENT AND THE PLAN OF REORGANIZATION.

Notes to Financial Information as of and for the Years Ended
December 31, 2000 and 2001

The following notes describe adjustments to the unaudited consolidated financial information of Sunterra Corporation ("Sunterra Corp." or the "Company") previously included in monthly operating reports filed with the Bankruptcy Court for periods in 2000. The adjustments relate principally to accounting policy changes, asset impairments resulting from the reorganization cases, various year-end closing adjustments and the correction of accounting errors. The 2000 adjustments are summarized below.

                               REVENUE RECOGNITION
                               -------------------

                       Reopening of the Rescission Period

On January 4, 2001, Sunterra Corp. received an order from the bankruptcy court to "provide certain consumers with renewed rescission rights with respect to the sale of timeshare transactions entered into but not consummated fully prior to the petition date and granting related relief." The Company sent registered letters to customers that met these criteria, providing a new rescission period in which to cancel their purchase. Since these purchasers were in the new rescission period at December 31, 2000, all revenue associated with these sales was reversed, unless the sale was previously recognized and reported to the public through either an SEC Form 10-K or 10-Q. The last formal report filed with the SEC was the 10-Q for the quarter ended March 31, 2000. Therefore, all sales contracts subjected to the new rescission period that were recorded after March 31, 2000 were reversed in full and recorded in 2001. All sales related to the accounts in the new rescission period that were recorded before March 31, 2000 but cancelled after March 31, 2000 were recorded as a bad debt. The result of these adjustments was a $32.1 million increase in the reported loss for 2000 and a reduction of the Company's retained earnings as of December 31, 2000.

                   Leasing Arrangements in St. Maarten Resorts

The Company acquired two resorts in the Netherlands Antilles, Royal Palm Beach and Flamingo Beach, in 1995. Since the acquisitions, the Company has entered into contracts with customers that provide the customers a right to use and occupy a unit under a long-term lease agreement. The timeshare interest leased is for a period of 99 years for Flamingo Beach and an original lease period of 60 years for Royal Palm Beach. The Royal Palm Beach lease contracts expire on December 21, 2050. The Company treated the lease of these interests as a real estate sale and recognized revenue upon the receipt of 10% down and execution of the contract. The Company has changed the recording of these contracts as operating leases. Accordingly, lease revenue has been deferred over the life of the agreement. Direct selling costs associated with these contracts has also been deferred and amortized over the life of the lease agreement. In addition, costs originally charged to cost of goods sold have been reversed and the acquisition of inventory has been capitalized and subject to depreciation. The result of these adjustments is a reduction to the Company's retained earnings as of December 31, 1999 in the amount of $47.3 million. The effect of the corrections on 2000 was to increase the net loss by $ 9.7 million and decrease retained earnings by $57 million on a cumulative basis as of December 31, 2000.

                                      CASH
                                      ----

Cash account reconciliation errors were discovered during 2000 that related to 1999. Accordingly, retained earnings as of December 31, 1999 was reduced $1.8 million to correct the errors. The effect of this restatement in 2000 was to reduce the loss previously reported in 2000 by $1.8 million. The net effect of these adjustments did not change the December 31, 2000 retained earnings.

                                 MORTGAGE LOANS
                                 --------------

                            Allowance for Loan Losses

The Company's evaluation of the allowance for loan losses and the write-off of uncollectible mortgage loans resulted in adjustments that increased the provision for loan losses and increased the net loss in 2000 by $5.9 million and decreased retained earnings by a like amount as of December 31, 2000.

                        Residual Interests in Loans Sold

The Company has recorded assets related to retained cash flow interests of loans that have been sold. The value of these residual assets is dependent upon the performance of the loan pools that have been sold. Any variance between the actual performance of the loans and the estimated performance used to determine the original value of the residual asset affects the current value of the assets. Also, as a result of the Company filing for bankruptcy protection, the flow of residual cash to the Company was altered and the value of the residual assets was reduced. The Company also determined that certain errors had been made in the financial models used to estimate the retained interests in 1999. Revaluation of the residual assets as of December 31, 1999 and 2000 resulted in a decrease in reported retained earnings as of December 31, 1999 of $5.0 million; an increase in the loss reported in 2000 of $ 9.6 million and a $14.6 million reduction of retained earnings as of December 31, 2000 on a cumulative basis.

The Company also determined that a recorded residual interest from a separate loan sale prior to 2000 was unsupported, and accordingly recorded a charge to retained earnings as of December 31, 1999 in the amount of $1.4 million to write-off the recorded asset.

                           Loans and Accrued Interest

The Company determined that the mortgage loan portfolio and the related accrued interest receivable on the loan portfolio had not been accurately reconciled in 1999. Adjustments to correct the related account balances resulted in a decrease to retained earnings as of December 31, 1999 of $1.2 million.

                             Loan Origination Costs

The Company reevaluated its methodology in the estimation and calculation of loan origination costs on mortgage loans originated by the Company. The change in estimate and methodology resulted in an increase in the loss reported in 2000 in the amount of $3.7 million. In addition, adjustments in mortgages receivable, resulted in an adjustment to loan origination costs, reducing 1999 retained earnings by $1.2 million. The total reduction to retained earnings as of December 31, 2000 was $4.9 million.

                                    INVENTORY
                                    ---------

     Inventory Capitalization of HOA Maintenance Fees and Real Estate Taxes

The Company's prior accounting policy provided for the capitalization of homeowner's association fees related to maintenance and property taxes during the developer guarantee and subsidy periods. The costs were capitalized as inventory carrying costs. The Company's policy did not contemplate that a project's substantial completion date would exceed a typical subsidy period. Accordingly, the Company believes that costs incurred after the year of acquisition and two subsequent years should be charged to expense when incurred. During the Company's process of reviewing the application of these policies in prior years, it was determined that there were also errors in the original application. These errors resulted in a decrease to retained earnings as of December 31, 1999 of $29.3 million. After this determination, the Company elected to change its method of accounting for these costs to a more preferable method of accounting. This new method charges these costs to expense when incurred. This change resulted in a cumulative charge effective January 1, 2000 in the approximate amount of $18.1 million. The combination of these adjustments, as well as the 2000 year adjustment of $10 million, resulted in a total reduction to retained earnings of $57.4 million.

           Capitalization of Interest on Inventory Under Construction

The Company capitalized interest on the timeshare property under construction. This interest calculation was applied to the homeowners association fees described in "Inventory Capitalization of HOA Maintenance Fees and Real Estate Taxes" above. As a result of the reduction of these costs from inventory, the capitalized interest was reduced as a charge to the retained earnings as of December 31, 1999 of $ 1 million. In addition, the Company made an adjustment to change the method of accounting for interest on property held for development, but not under construction, that was previously capitalized. This change in accounting has been recorded as of January 1, 2000 as a cumulative effect adjustment of $ 5.8 million. The total of these adjustments, as well as the 2000-year adjustment of $1 million, reduced retained earnings $7.8 million as of December 31, 2000.

                Capitalization of Foreclosure Costs in Inventory

The Company capitalized foreclosure costs to inventory. The cost of foreclosing on delinquent mortgages is considered an incidental cost and should be expensed as incurred. The correction of this error resulted in a reduction of retained earnings of $.8 million as of December 31, 1999.

                             Cost of Inventory Sold

As a result of the reduction in inventory costs described above, inventory and the resultant cost of goods sold were reduced to reflect adjusted cost of sale rates. This adjustment resulted in an increase to retained earnings of $3.6 million as of December 31, 2000.

                               Inventory Recovered

Correction of the carrying values to inventory recovered in loan defaults as a result of the inventory errors noted above resulted in a charge to retained earnings as of December 31, 1999 of $ 3.6 million.

                            Abandonment of Inventory

As a result of the bankruptcy, the Company abandoned certain phases or projects that were in process or in the early stages of development. This abandonment resulted in an impairment loss adjustment in 2000 and a reduction to retained earnings of $5.9 million as of December 31, 2000.

                             Impairment of Inventory

The Company has identified operations that provide the best opportunity for growth. These operations have been identified as core properties. Non-core properties are resorts that do not provide the strategic benefits identified by the Company. The Company obtained independent appraisals on each of the resorts to determine the fair value at December 31, 2000. As a result of these appraisals the Company recorded impairment losses in 2000 on inventory and real estate held for sale and a resultant reduction to retained earnings of $31 million as of December 31, 2000.

                                 Sunterra Japan

The Company, based on its assessment of "core" versus "noncore" properties, has determined the operations in Japan are noncore properties. The entire operation, inclusive of its four resorts, was sold in March 2002. The Company has recorded an impairment loss adjustment in 2000, which resulted in a reduction of retained earnings of $6.3 million as of December 31, 2000.

                                 Harbour Lights

The Company had applied for approval to sell timeshare intervals at a resort called "Harbour Lights". The Company never received the approvals to sell timeshare intervals and the operations of the entity reverted back to hotel operations. The elimination of the timeshare plan and conversion of the property to hotel resulted in the recording of additional hotel expenses and depreciation on the property. This adjustment resulted in an increase in the net loss in 2000 and reduction of retained earnings of $1.9 million as of December 31, 2000.

                            DEFERRED MARKETING COSTS
                            ------------------------

The Company incorrectly deferred marketing costs related to sales in the rescission period and in the unrecognized portion of deferred sales under the percentage of completion accounting method. The Company corrected its accounting policy to defer only directly associated incremental costs incurred to sell timeshare intervals. This change resulted in a reduction to retained earnings of $2.9 million as of December 31, 1999 and an increase to 2000 retained earnings of $.8 million.

                      PROPERTY AND EQUIPMENT: SWORD SYSTEM
                      ------------------------------------

The Company purchased a computer software system in 1998. During 1998 through 2000 the Company modified and implemented the new system (known internally as SWORD) to meet its internal needs. The Company capitalized all costs incurred to develop and prepare the SWORD system for its internal use. Certain payroll, payroll related benefit costs and general and administration costs were not eligible for capitalization. In addition, schedules prepared by the Company did not support the total payroll and payroll related costs capitalized. The Company corrected these capitalization errors related to periods prior to December 31, 2000. This correction resulted in a reduction to retained earnings of approximately $7.3 million as of December 31, 1999.

In addition, as a result of the bankruptcy and ongoing issues related to the functionality of the SWORD system, the Company believed the capitalized costs of SWORD were impaired as of December 31, 2000. As a result, the remaining SWORD capitalized costs were written down in 2000 by an impairment charge of $ 24.1 million to a carrying amount deemed by the Company to better reflect the system's ongoing utility and fair value. The cumulative reduction in retained earnings as of December 31, 2000 for these two adjustments amounted to $31.4 million.

                                  Depreciation

As a result of the Company's reevaluation of the costs capitalized to the SWORD system, depreciation expense was adjusted. In addition, the Company evaluated the estimated life of the system. The revised depreciation resulted in a decrease in the net loss in 2000 and an increase to retained earnings of $1 million as of December 31, 2000.

                                  Oracle System

The Company acquired and implemented certain Oracle software modules during 1998. After implementation of the system, the Company incurred costs to train certain employees on the use of the system. The Company capitalized a portion of these training costs, but the costs should have been recorded as a current period cost. The adjustment as a result of correcting the capitalized portion resulted in a reduction of $1.4 million to retained earnings as of December 31, 1999. Amortization was adjusted $.3 million as a result of these changes as of December 31, 2000.

During the year ended December 31, 2000, the Company abandoned the use of its Oracle payroll system and converted all of its payroll applications to ADP. The impairment adjustment charge as a result of abandoning the payroll system resulted in an increase in the net loss in 2000 and a reduction to retained earnings of $1.1 million as of December 31, 2000.

      Soft Costs Capitalized to Computer Hardware Installation and Website
                                  Development

A review of certain costs capitalized prior to 2000 related to desktop computers and website development included noncapitalizable items. An adjustment was made to remove these noncapitalizable items and reduce the depreciation expense charged on the noncapitalizable portion, resulting in a net decrease to retained earnings of $2.4 million as of December 31, 1999.

                                   Impairment

As a result of the Company filing bankruptcy in May 2000, certain sales centers, operation locations and administrative offices were closed. Equipment, signage and leaseholds were abandoned. The adjustments related to the impairment or abandonment of these assets resulted in an increase in the net loss in 2000 and a decrease to retained earnings of $1.4 million as of December 31, 2000.

The Company has identified operations, which provide the best opportunity for growth. These operations have been identified as core properties. Non-core properties are resorts that do not provide the strategic benefits identified by the Company. The Company obtained an independent appraisal on each of the resorts to determine the fair value at December 31, 2000. As a result of these appraisals the Company recorded an impairment loss in 2000 on fixed assets related to the non-core properties of $12.9 million which reduced retained earnings by a like amount as of December 31, 2000.

                         GOODWILL AND OTHER INTANGIBLES
                         ------------------------------

                    Acquisition of a Tour and Travel Company

During 1997, Sunterra purchased a sales and marketing company. As part of the purchase price of this company, a contingent payment of $2.2 million was available to the prior owners. Sunterra loaned the owners the contingent payment at the time of closing. The purchase agreement provided that the former owners would earn this payment subject to the company achieving certain milestones over a two-year period. The company did not meet the milestones and under the terms of the agreement owed the money back to Sunterra. The borrowers defaulted on the note. The proceeds charged-off were originally recorded as additional goodwill but should have been recorded as a bad debt. The adjustment to the recording of this transaction resulted in a decrease to retained earnings of $2.2 million as of December 31, 1999.

                                Acquisition Costs

Sunterra purchased resorts in Europe and an equity investment in a partnership in Hawaii during 1998 and 1997, respectively. In connection with these acquisitions, the Company incurred certain acquisition costs, a portion of which costs were not eligible for capitalization and should have been charged to expense when incurred. In addition, the Company capitalized goodwill in excess of one year from an acquisition related to a sales and marketing company. The correction of these costs, reduced by the correction of the related amortization, resulted in a decrease to retained earnings of $1 million as of December 31, 1999.

                                   Impairment

 Non-core properties are resorts that do not provide the strategic incentives identified by the Company. Goodwill associated with the acquisitions of properties now identified, as non-core should have been written-off if deemed non-recoverable in 2000. The goodwill has been reduced by an impairment adjustment. As a result of this impairment adjustment, the net loss in 2000 was increased and retained earnings was decreased by $37.8 million as of December 31, 2000.

                              Management Contracts

During the end of 1999, the Company purchased management contracts from a non-related timeshare company in Florida. The contracts provide for a term of 3 years. The Company's original amortization period was 10 years. An adjustment has been made to provide for amortization over the life of the contracts, resulting in an increase in the net loss in 2000 and a reduction in retained earnings of $1.1 million as of December 31, 2000.

                                  CONSOLIDATION
                                  -------------

The Company owns resorts in the Netherlands Antilles, known as The Royal Palm and the Flamingo. The Royal Palm and Flamingo resorts never formally established an independent owners association. The Company is therefore the legal owner of the resort operations. Accordingly, operations of the two resorts should be consolidated in the Company's financial statements. The consolidation of the homeowners associations for the two resorts resulted in an increase to retained earnings of $.2 million as of December 31, 1999; an increase in the net loss in 2000 of $5.2 million, and a reduction in retained earnings of $5 million as of December 31, 2000 on a cumulative basis.

                                      CLUB
                                      ----

The Company established the "Club" program in late 1998. Owners purchase "SunOptions" which provide the owners the opportunity to stay at any of the Club resorts. Each owner's purchase of the SunOptions is collateralized by an interval (real estate) at the owner's home resort. The Company collected proceeds on the conversion of pure interval owners to Club. The company incorrectly offset Club expenses against Club program income. The remaining net revenue was amortized and deferred over a 10-year period. The Company has grossed up the revenue and corrected other errors in its calculation of the conversion revenue deferral. These corrections resulted in a reduction to retained earnings of $1.8 million as of December 31, 1999; an increase in the net loss in 2000 of $1.0 million, and a reduction to retained earnings of $2.8 million as of December 31, 2000 on a cumulative basis.

The Company provided first day incentives to convert customers to Club. These incentives were not recorded in 2000 and resulted in a decrease to retained earnings of $.7 million.

                                 ENCORE PROGRAM
                                 --------------

As inducement for potential customers to visit the resorts, the Company established the "Encore Program". Under this program, customers purchase the equivalent of a one-week stay at one of the Company's resorts. The terms of the contract provide the customer with up to 18 months to use the program for a stay at the resort. The Company recognized the proceeds received under this program as revenue and recorded an estimated fulfillment liability for sales. The Company has evaluated its policy of recording these transactions. As a result of this reevaluation, adjustments were recorded which decreased retained earnings as of December 31, 1999 by $1.2 million; decreased the net loss reported in 2000 by $1.9 million, and increased retained earnings of $ .7 million as of December 31, 2000 on a cumulative basis.

                                  INCOME TAXES
                                  ------------

                                  Tax benefits

As a result of the various adjustments discussed herein, additional income tax benefits were recorded which increased the tax benefit and eliminated the deferred tax liability as of December 31, 1999 by $18.2 million. The Company also became aware of an alternative minimum tax refund opportunity for 2000, which was recorded and decreased the loss for 2000 by $ 1.9 million. The total effect to retained earnings amounted to an increase of $20.1 million as of December 31, 2000.

                              Installment interest

During 1996 and 1997, the Company accrued interest expense on installment sales under section 453(l) of the Internal Revenue Code (IRC). There was no accrual made in any year subsequent to 1997. Since the Company did not owe any corporate income taxes, the liability has been corrected. This adjustment resulted in an increase to retained earnings of $2 million as of December 31, 1999.

                                   Tax audits

The Company is under State tax audits for its resorts in Mexico and Hawaii. As a result of negotiations under these audits, the Company has recorded an additional accrual of $2.6 million in 2000 for additional taxes due.

                            PERCENTAGE OF COMPLETION
                            ------------------------

Through 1998, the Company recorded revenues on intervals that were sold on buildings that were currently under construction on the percentage of completion accounting method. The Company ceased the use of this method in 1999, with the adoption of Club and SunOptions. The Company should have continued under this method in 1999 and future years. The effect of this correction was a reduction to retained earnings of $4.4 million as of December 31, 1999; a decrease in the net loss reported in 2000 by $3.2 million, and a decrease of $1.2 million in retained earnings as of December 31, 2000 on a cumulative basis.

                          ACCRUALS and ACCOUNTS PAYABLE
                          -----------------------------

                        Guarantee on Contracts in Hawaii

The Company entered into management agreements with non-related parties in Hawaii. Four of these contracts have earnings guarantees. The Company has estimated that these guarantees will result in losses over the term of the contract as a result of the decrease in the Hawaiian economy. The original estimated loss was reevaluated and resulted in an additional loss accrual. The accrual resulted in an increase in the 2000 net loss of $ 1.7 million, and a like decrease to retained earnings as of December 31, 2000.

                   Guarantee on Contracts acquired from Kosmas

In connection with the acquisition of management contracts from a non-related entity, the Company obtained a contract with an earnings guarantee. The Company has estimated that this guarantee will result in losses over the term of the contract (effective through the permitted contract termination date). The accrual resulted in an increase in the 2000 net loss of $1.2 million and a decrease to retained earnings of $1.2 million at December 31, 2000.

                   Accrued Mini-vacations and Encore Programs

As a result of the bankruptcy, the Company cancelled vacations and extended stays due customers. These customers have filed claims in the bankruptcy court for the vacation stay to which they allege they are entitled. The Company has accrued an estimate of these vacations in the approximate amount of $1.5 million for the mini-vacations and $.3 million for the encore program. This accrual has increased the net loss in 2000 and reduced December 31, 2000 retained earnings by a total of $1.8 million.

                               Accrued Commissions

The Company reconciled the estimated sales commissions due as of December 31, 2000, resulting in an increase in the net loss in 2000 of $1.1 million and an increase in the accrued liability and a decrease in retained earnings of $1.1 million as of December 31, 2000.

                          OTHER RECEIVABLES and ASSETS
                          ----------------------------

                                Sunterra Golf LLC

The Company sold its ownership interest in Sunterra Golf LLC to a non-related third party. As part of the sales price, the Company accepted a note receivable. The purchaser has not paid the receivable as identified under the terms of the note. As a result, the Company wrote-off the note receivable. This adjustment resulted in a decrease to retained earnings of $1 million as of December 31, 2000.

                                    Caribbean

The Company's properties located in the Caribbean suffered damages as a result of various hurricanes. There were various receivables outstanding with insurance companies as a result of these hurricanes that will not be collected. The Company has written-off these receivables, resulting in a reduction to retained earnings of $1.5 million as of December 31, 2000.

                     Loans Transferred from SG Cowan Conduit

During 2000 it was discovered that defaulted loans returned to the Company during 1999 by a securitization trust had been inadvertently classified as other assets at their face value. An adjustment was recorded to decrease retained earnings as of December 31, 1999 in the amount of $9.3 million to recognize the loan losses-.and decreased the net loss for 2000 by the same amount. The net effect of these adjustments did not change the December 31, 2000 retained earnings.

                                      Other

Various other errors were corrected as of December 31, 1999 relating to improperly capitalized costs or improperly accrued miscellaneous receivables, which resulted in a charge to retained earnings of $1.5 million.

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